Exhibit 1.3  Certificate of Name Change from Minedel Mining & Development Company Limited to Minedel Mines Limited

Dated May 13, A.D. 1938.

PROVINCE OF ONTARIO

SUPPLEMENTARY
LETTERS PATENT

to

MINEDEL MINING &
DEVELOPMENT COMPANY LIMITED

changing its name to

MINEDEL MINES LIMITED;

and for the other purposes
therein set forth.

Recorded this 16th
day of May, A.D. 1938
as Number 149,
in Liber 350.

"F. V. JOHNS "

Assistant Provincial Secretary

Provincial Secretary's Office

Toronto, Ontario

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PROVINCE OF ONTARIO

BY THE HONOURABLE

H A R R Y  C O R W I N  N I X O N ,

Provincial Secretary.

TO ALL TO WHOM THESE PRESENTS SHALL COME

G R E E T I N G.

WHEREAS   The Companies Act enacts that the Lieutenant-Governor may from time to time direct the issue of Supplementary Letters Patent to a Corporation embracing any or all of the matters in the said Act set forth;

AND WHEREAS   by the said Act it is further provided that the Provincial Secretary under the Seal of his office have, use, exercise, and enjoy and power, right, or authority conferred by the said Act on the Lieutenant-Governor;

AND WHEREAS   by their Petition in that behalf the persons herein mentioned have prayed for a Supplementary Letters Patent for the purpose hereinafter set out;

AND WHEREAS   it has been made to appear that the said persons have complied with the conditions precedent to the grant of the desired Supplementary Letters Patent;

         NOW THEREFORE YE  that I,

H A R R Y  C O R W I N  N I X O N,

Provincial Secretary,

under the authority of the hereinbefore in part recited statute

DO BY THESE SUPPLEMENTARY LETTERS PATENT  to

MINEDEL MINING & DEVELOPMENT COMPANY LIMITED

(a)  CHANGE the name of the Company to

MINEDEL MINES LIMITED

(b)  CONVERT  the Company into a PUBLIC COMPANY  and

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DELETE AND EXPUNGE  from the Letters Patent of Incorporation of the Company the Private Company clauses, beginning with the words "AND IT IS HEREBY ORDAINED AND DECLARED that the said Company shall be a PRIVATE COMPANY"  and concluding with the words "is hereby prohibited;";

(c)  CHANGE the Forty Thousand previously authorized, issued and outstanding shares of the capital stock for the Company of the par value of One dollar each into Forty Thousand shares without any nominal or par value; and

(d)  INCREASE  the capital of the Company by the creation of an additional Four Hundred and Sixty Thousand shares without any nominal or par value; provided, however, that the aggregate consideration for the issue of the said additional shares without any nominal or par value shall not exceed in amount or value the sum of Four Hundred and Sixty Thousand Dollars or such greater amount as the board of directors of the Company deem expedient on payment to the Provincial Treasurer of the fees payable on such greater amount and the issuance by the Provincial Secretary of a certificate of such payment.

GIVEN under my hand and Seal of office at the City of Toronto in the said Province of Ontario this thirteenth day of May in the year of Our Lord one thousand nine hundred and thiryt-eight.

(SEAL)

"H. C. Nixon"
Provincial Secretary.